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                                                         Exhibit 3.19


                                OPERATING AGREEMENT OF

                             TRUMP COMMUNICATIONS, L.L.C.


    THIS OPERATING AGREEMENT of TRUMP COMMUNICATIONS, L.L.C. (the "LLC") dated as of January 31, 1997 by and among TRUMP CASINO SERVICES, L.L.C., a New Jersey limited liability company having an address at 2500 Boardwalk, Atlantic City, New Jersey 08401, and TRUMP ATLANTIC CITY CORPORATION, a Delaware corporation, having an address at 2500 Boardwalk, Atlantic City, New Jersey 08401.

                                 W I T N E S S E T H:


    WHEREAS, the parties hereto desire to enter into this Operating Agreement to define and express all of the terms and conditions of Trump
Communications, L.L.C., a New Jersey limited liability company, and their respective rights and obligations with respect thereof; and

    WHEREAS, the parties hereto desire to be bound by this Operating Agreement pursuant to the terms hereof.

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS

    1.1  Definitions    As used in this Operating Agreement, the following
terms shall have the meanings set forth below:

    "Accountants" means the national firm or firms of independent certified public accountants selected by the Members on behalf of the LLC to audit the books and records of the LLC and to prepare statements and reports in connection therewith, which initially shall be Arthur Andersen LLP.

    "Act" means the New Jersey Limited Liability Company Act, N.J.S.A. 42:2B-1, et seq. as amended from time to time.

    "Affected Gain" shall have the meaning set forth in Section 5.3(b).

    "Affiliate" means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or under common control with the specified Person.

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    "Agreement" means this Operating Agreement, as the same from time to time may be amended, modified, supplemented or restated.

    "Bankruptcy" means, with respect to any Person, (i) the commencement by such Person of any petition, case or proceeding seeking relief under any provision or chapter of the federal bankruptcy code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Person is insolvent or bankrupt, (iii) the entry of an order for relief under the federal bankruptcy code with respect to such Person, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Person, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing or (v) the filing of an answer by such Person admitting the allegations of any such petition.

    "Business Day" means a day other than a Saturday or Sunday or other day on which banks are authorized or required by law to close in the City of New York.

    "Capital Account" when used with respect to a Member, means an amount equal to (a) the aggregate of (i) the initial amount credited to the Capital Account of such Member as reflected in Section 3.2 hereof, (ii) all other voluntary capital contributions to the LLC made or deemed to be made by such Member, pursuant to this Agreement, (iii) all Net Income and other items of income credited to the account of such Member pursuant to Section 5 and (iv) any additional amount resulting from the acquisition of additional LLC Interests, minus (b) the aggregate of (i) all Net Losses and deductions charged to the account of such Member pursuant to Section 5 hereof, (ii) all distributions and (iii) any reduction in such amount due to the transfer of an LLC Interest. The Capital Accounts shall be maintained in accordance with the regulations under Section 704(b) and (c) of the Code. If a Member is a Transferee, its Capital Account derived from the transferor shall initially be deemed to be the product of (x) a fraction, the numerator of which shall be the Percentage Interest transferred to such Transferee and the denominator of which shall be the Percentage Interest immediately prior to such transfer of the Member making such transfer, and (y) the Capital Account of the Member making such transfer immediately prior to such transfer. The Capital Account of a Member transferring an LLC Interest to a Transferee shall be reduced by the amount of its Capital Account which such Transferee is initially deemed to have acquired.

    "Capital Contribution" means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property (net of liabilities to which such property is subject) set forth in Section 3.2, as such Section 3.2 may be amended from time to time to reflect the amount of money and the

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Gross Asset Value of any Contributed Property received by the LLC pursuant to any additional Capital Contribution.

    "Casino Control Act" means the New Jersey Casino Control Act and the regulations thereunder.

    "Certificate" means the Certificate of Formation filed with respect to the LLC in the office of the New Jersey Secretary of State, as the same may be from time to time amended, modified or supplemented in accordance with the provisions of this Agreement.

    "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any succeeding law.

    "Commission" means the New Jersey Casino Control Commission.

    "Contributed Property" shall mean any property or asset, in such form as may be permitted by the Act, but excluding cash contributed or deemed contributed to the LLC with respect to the LLC Interest held by each Member.

    "Depreciation" means, with respect to any asset of the LLC for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book depreciation, depletion or amortization" as determined under Section 1.704-1(b)(2) (iv)(g)(3) of the Regulations.

    "Distributions" means distributions of cash or other property made by the LLC to the Members. The repayment of any Member's loans made to the LLC and any payment of fees to a Member or reimbursement of disbursements shall not be considered Distributions.

    "Estimated Payment" shall have the meaning set forth in Section 6.2(b).

    "Estimated Payment Date" shall have the meaning set forth in Section
6.2(b).

    "Fair Market Value" means (i) in the case of any security, its current market price and (ii) in the case of any property or Indebtedness that is not a security, the fair market value of such property or Indebtedness as determined in good faith by the Members.

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    "Gross Asset Value" means, with respect to any asset of the LLC, such asset's adjusted basis for federal income tax purposes, except as follows:

         (a) the initial Gross Asset Value of any asset contributed by a Member to the LLC shall be (i) in the case of any asset described in Section 3.2, the gross fair market value ascribed thereto in Section 3.2 and (ii) in the case of any other asset hereafter contributed by a Member, the gross Fair Market Value of such asset at the time of its contribution;

         (b) the Gross Asset Values of all LLC assets shall be adjusted to equal their respective gross Fair Market Values:

              (i) immediately prior to a Capital Contribution (other than a de minimis Capital Contribution) to the LLC by a new or existing Member as consideration for a LLC Interest;

              (ii) immediately prior to the distribution by the LLC to a Member of more than a de minimis amount of LLC property as consideration for the redemption of a LLC Interest;

              (iii) immediately prior to the liquidation of the LLC within the meaning of Section 1.704-1(b)(2) (ii)(g) of the Regulations; and

              (iv) upon any other event as to which the Members reasonably determine that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members;

         (c) the Gross Asset Values of LLC assets distributed to any Member shall be the gross Fair Market Values of such assets as of the date of distribution; and

         (d) the Gross Asset Values of LLC assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the Members reasonably determine that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the LLC's assets for purposes of computing Net Income and Net Loss. Any adjustment to the Gross Asset Values of LLC property shall require an adjustment to the Members' Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see clause (c)

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of the definition of Net Income and Net Loss in the case of adjustment by
Depreciation, and clause (d) of said definition in all other cases.

    "Indebtedness" means any obligation, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP, (iii) to the extent not otherwise included, obligations under interest rate exchange, currency exchange, swaps, futures or similar agreements, and (iv) guaranties (other than endorsements for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, reimbursement agreements in respect of letters of credit), of all or any part of any Indebtedness of any third party.

    "LLC" means the limited liability company to which this Agreement pertains, as such limited liability company may from time to time be constituted.

    "LLC Interest" means any interest of Trump Atlantic City Corporation or Trump Casino Services, L.L.C. or any Transferee in the LLC, including the right of such Member to benefits to which it may be entitled under, and the obligations of such Member to comply with, all the terms and provisions of this Agreement.

    "LLC Percentage Interest" shall mean, as to each Member, the percentage interests in the LLC allocated to such Member on the books and records of the LLC. The initial LLC Percentage Interest of each Member is set forth on Exhibit A attached hereto.

    "Members" means any Person who is admitted to the LLC as a Member pursuant to the provisions of this Agreement. The initial Members of the LLC are named on Exhibit A attached hereto.

    "Minimum Gain Attributable to Partner Nonrecourse Debt" "partner nonrecourse debt minimum gain" as determined in accordance with Regulation
Section 1.704-2(i)(3).

    "Net Income" or "Net Loss" means, for each fiscal year or other applicable period, an amount equal to the LLC's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the LLC; (b) by

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treating as a deductible expense any expenditure of the LLC described in
Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the LLC (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the LLC and by treating deductions for any losses incurred in connection with the sale or exchange of LLC property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of LLC property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any LLC asset which requires that the Capital Accounts of the LLC be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Section 5.1; and (f) excluding any items specially allocated pursuant to Section 5.2.
 Once an item of income, gain, loss or deduction has been included in the initial computation of Net Income or Net Loss and is subjected to the special allocation rules in Section 5.2, Net Income and Net Loss shall be computed without regard to such item.

    "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

    "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

    "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

    "Partner Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(i)(2) of the Regulations.

    "Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

    "Person" means any individual, corporation, partnership (general or limited), association, limited liability company, trust, estate or other entity.

    "Property" means any real property now or hereafter purchased, owned or maintained by the LLC and any improvements or appurtenances created thereon along with any tangible or intangible personal property located thereon or attendant thereto.

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    "Regulations" shall mean the income tax regulations promulgated under the
Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

    "State" means the State of New Jersey.

    "Tax Amount" with respect to any year means an amount no greater than (a) the higher of (i) the product of (A) the taxable income of the LLC (computed as if the LLC were an individual taxpayer) for such year as determined in good faith by the Members and (B) the Tax Percentage and (ii) the product of
(A) the alternative minimum taxable income (computed as if the LLC were an individual taxpayer) attributable to the LLC for such year as determined in good faith by the Members and (B) the Tax Percentage, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the LLC which could be realized (without regard to the actual realization) by its Members in the current or any prior taxable year, or portion thereof, commencing on the date of this Agreement (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods.

    "Tax Distribution" shall mean distributions by the LLC pursuant to
Section 6.2 hereof.

    "Tax Items" shall have the meaning set forth in Section 5.3(a).

    "Tax Payment Loan" shall have the meaning set forth in Section 6.4(a).

    "Tax Payment Loan Date" shall have the meaning set forth in Section
6.4(a).

    "Tax Percentage" means the highest, aggregate effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which any Member would be subject in the relevant year of determination (as certified to the Members by the Accountants); provided, however, that in no event shall the Tax Percentage be greater than the sum of
(x) the highest, aggregate effective marginal rate of Federal, state, and local income tax, or when applicable, alternative minimum tax, to which the LLC would have been subject if it were either an individual or a C corporation for Federal income tax purposes, and (y) 5 percentage points. If any Member is an S corporation, partnership, or similar pass-through entity for Federal income tax purposes, the Tax Percentage shall be computed based upon the tax

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rates applicable to the ultimate shareholder or partner of such Member, as the case may be.

    "Transferee" means each Person who pursuant to Section 8 hereof or otherwise acquires an LLC Interest from a Member or a Transferee thereof.

    "Withholding Tax Act" shall have the meaning set forth in Section 6.4(a) hereof.

    1.2 Accounting Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a consistent basis.

2.  ORGANIZATION

    2.1 Name. The name of the LLC shall be Trump Communications, L.L.C. and such name shall be used at all times in connection with the business and affairs of the LLC. In the event that the Members select an alternate name, then the LLC shall file a Certificate of Registration of Alternate Name as required by the Act.

    2.2 Organization of the LLC. The LLC shall be organized under the laws of the State. The LLC shall be organized as of the date of the filing of the Certificate. The Members shall execute or cause to be executed and filed the Certificate and such other documents and instruments with such appropriate authorities as may be necessary or appropriate from time to time to comply with all requirements for the formation and operation of a limited liability company in the State.

    2.3 Purposes of the LLC. The purposes of the LLC are to engage in any lawful act or activity for which limited liability companies may be organized under the New Jersey Limited Liability Company Act.

    2.4 Registered Agent and Office. The registered office of the LLC shall be 2500 Boardwalk, Atlantic City, New Jersey. Robert M. Pickus shall be the registered agent of the LLC. The principal place of business and mailing address of the LLC shall be determined by the Members. The LLC may maintain additional offices at such locations as the Members deem advisable.

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    2.5  Term.  The term of the LLC shall commence on the date of the filing of the Certificate, and shall continue in existence until terminated pursuant to the provisions of this Agreement.

    2.6 Title to LLC Property. All of the LLC's right, title and interest in tangible property, intangible property, real property, personal property and other assets acquired by the LLC (the "Property") shall be held in the name of the LLC. No Member shall have an ownership interest in any property of the LLC in its individual name or right and each Member's LLC Interest shall be personal property for all purposes.

3.  ADMISSION OF MEMBERS; CAPITAL CONTRIBUTIONS

    3.1 Agreement to Contribute. Each Member shall contribute to the capital of the LLC at the time and in the manner as hereinafter set forth in this Section 3.

    3.2  Contributions of the Members.

         Upon the execution of this Agreement, the Members shall make initial cash capital contributions as set forth on Exhibit A attached hereto.

    3.3 Additional Contributions. No Member shall be required to contribute any additional capital to the LLC other than as provided in Section 3.2.

    3.4 Distributions; Withdrawal of Capital. No Member shall be entitled to any Distributions from the LLC or to withdraw any part of its capital contribution except as specifically provided for in this Agreement. No Member shall have the right to demand or receive property other than cash in return for its capital contribution or as a Distribution of income. No Member shall have priority over any other Member either as to the return of its capital contribution or as to any distributions except as specifically provided for in this Agreement.

    3.5  Treatment of Advances; Interest and Withdrawals.

         (a) If any Member shall advance any funds to the LLC other than as provided in this Article 3, the amount of any such advance shall not be an additional capital contribution of such Member, but shall be a debt due from the LLC to such Member to be repaid at a variable rate of interest equal to the prime lending rate of CitiBank, N.A. and on such terms as shall be expressly agreed upon by all Members or, in the absence of such agreement, upon the dissolution and liquidation of the LLC.

         (b) No interest shall be paid on any capital contributions. Except as otherwise provided herein, no Member

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shall be entitled to withdraw any part of its capital contributions.

4.  RIGHTS AND OBLIGATIONS OF MEMBERS

    4.1 Management of Business. The management of the LLC and all of its affairs shall be vested in the Members in proportion to their LLC Percentage Interests. A Member may appoint a representative for the Member, by proxy or other written document, to act for the Member in the management of the LLC, which representative may be removed by such Member at any time, with or without cause.

    4.2 Outside Activities. Each Member may engage in any other business, investment or profession including the investment in, ownership of or operation of business activities whether or not in direct or in indirect competition with the LLC. The LLC and the other Members shall have no rights in or to any such business, profession or investment or to the income or profits derived therefrom.

    4.3 Liabilities of Members. The Members shall have no personal liability with respect to liabilities and obligations of the LLC and shall not be required to make any contributions to the capital of the LLC other than their capital contributions provided for in Sections 3.2 and 3.3 hereof.

    4.4 Other Compensation. No Member shall be entitled to any fees, commissions or other compensation from the LLC for any services rendered to or performed for the LLC.

    4.5  Meetings of and Voting by Members.

         (a) A meeting of the Members may be called at any time by those Members holding at least fifty-one percent (51%) of the LLC Percentage Interests then held by Members. Meetings of Members shall be held at the LLC's principal place of business. Not less than ten (10) nor more than thirty (30) days before each meeting, the Member(s) calling the meeting shall give written notice of the meeting to each Member entitled to vote at the meeting. The notice shall state the time, place and purpose of the meeting. Notwithstanding the foregoing provisions, each Member who is entitled to notice waives notice if before or after the meeting the Member signs a waiver of the notice which is filed with the records of Members' meetings, or is present at the meeting in person or by proxy. Unless this Agreement provides otherwise, at a meeting of Members, the presence in person or by proxy of Members holding not less than fifty-one percent (51%) of the LLC Percentage Interests then held by Members constitutes a quorum. A Member may vote either in person or by written proxy signed by the Member or by its duly authorized attorney in fact.

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         (b)  Wherever this Agreement requires the "written consent",
"approval" or "election" by the Members, the affirmative vote of all of the Members shall be required to approve the matter.

         (c) In lieu of holding a meeting, the Members may vote or otherwise take action by a written instrument indicating the consent of all of the Members.

5. ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS. The Net Income, Net Loss and/or other LLC items shall be allocated as follows:

    5.1  Allocations of Net Income and Net Loss.

         (a) Net Income. Except as otherwise provided herein, Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

              (i) First, to the Members, until the cumulative Net Income allocated pursuant to this subparagraph (a)(i) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to Section 5.1(b) hereof for all prior periods.

              (ii) Thereafter, the balance of the Net Income, if any, shall be allocated to the Members in accordance with their respective Percentage Interests.

         (b) Net Loss. Except as otherwise provided herein, Net Loss of the LLC for each fiscal year or other applicable period shall be allocated to the Members in accordance with their respective Percentage Interests.

    5.2 Special Allocations. Notwithstanding any provisions of Section 5.1, the following special allocations shall be made, to the least extent necessary to satisfy section 704(b) of the Code and the Regulations promulgated thereunder, in the following order:

         (a) Minimum Gain Chargeback (Nonrecourse Liabilities). If there is a net decrease in Partnership Minimum Gain for any LLC fiscal year (except as a result of conversion or refinancing of LLC Indebtedness, certain capital contributions or revaluation of the LLC property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Member shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Member's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f)(6). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be

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made in proportion to the respective amounts required to be allocated to each
Member pursuant hereto.

         (b) Minimum Gain Attributable to Partner Nonrecourse Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property (as further outlined in Regulation Section 1.704-2(i)(4)), each Member shall be specially allocated items of LLC income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Member's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2).
 This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

         (c) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Members in accordance with their respective LLC Percentage Interests.

         (d) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Member that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

         (e) Additional Allocations. Notwithstanding the foregoing, if, upon final dissolution and termination of the LLC and after taking into account all allocations of Net Income and Net Loss (and other Tax Items) under this Section 5, the distributions to be made in accordance with the positive Capital Account balances would result in a distribution that would be different from a distribution under Section 5 hereof, then gross items of income and gain (and other Tax Items) for the taxable year of the final dissolution and termination (and, to the extent permitted under Section 761(c) of the Code, gross items of income and gain (and other Tax Items) for the immediately preceding taxable year) shall be allocated to the Members to increase or decrease their Capital Account balances, as the case may be, so that the final distribution will occur in the same manner as a distribution under Section 6.3 hereof.

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    5.3  Tax Allocations.

         (a) Generally. Subject to paragraphs (b) and (c) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Members on the same basis as their respective book items.

         (b) Sections 1245/1250 Recapture. If any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), except to the extent that the tax treatment of such sale is governed by Section 704(c) of the Code as provided under Section 5.3(c) hereof, then (i) such Affected Gain, to the extent attributable to depreciation or amortization allowed or allowable for any taxable period subsequent to the date hereof, shall be allocated among the Members in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and
(ii) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Members who are allocated Affected Gain pursuant to clause (i) so that, to the extent possible, the other Members are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income or Net Loss for such respective period.

         (c) Allocations Respecting Section 704(c). Property contributed to the LLC shall be subject to Section 704(c) of the Code and Regulation Section 1.704-3 so that notwithstanding Section 5.2(b) hereof, taxable gain and loss from disposition of such property contributed to the LLC that is subject to
Section 704(c) of the Code shall be allocated on a property by property basis in accordance with the Regulations promulgated thereunder.

    5.4 Books of Account. At all times during the continuance of the LLC, the Members shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP, using the calendar year as the fiscal and taxable year of the LLC. In addition, the LLC shall keep all records required to be kept pursuant to the Act.

    5.5  Tax Certifications.

         (a) The LLC shall deliver to each Member, from time to time as necessary to implement timely the provisions of this Agreement, certificates executed by its chief financial officer and the Accountants indicating the respective calculations with respect to, and the amounts of, a Member's share of Tax Distributions and the amount of any repayments to the LLC called for thereunder, together with supporting schedules in reasonable detail all as of each pertinent date and delivered at least 15 business days prior to the date payment is due.

         (b) The certificates delivered pursuant to paragraph (a) thereof shall be deemed approved by all parties and the LLC shall act upon such certificate as provided in this Agreement unless within five business days of delivery of such certificate a Member objects to the contents of any certificate by written notice in detail sufficient to state the basis for the objection. The Member shall negotiate in good faith to resolve such objection.

6.  Distributions.

    6.1 General. Distributions of cash or property may be made in accordance herewith at such times as the Members deem appropriate in the order provided in this Section 6, subject to the limitations, if any, set forth in the agreements governing the LLC's Indebtedness.

    6.2  Distributions for Taxes.

         (a) The LLC shall distribute to each Member in one or more payments, including payments described in paragraph (b) from time to time during each year, but in no event later than March 1 of the year immediately following such year, an aggregate cash sum equal to the product of (i) Tax Amounts in respect of the taxable year, or portion thereof, for which such distribution is being made and (ii) the Member's LLC Percentage Interest. In addition, the LLC shall make additional pro rata distributions as are necessary to reflect adjustments, as determined in good faith by the Members, to any item affecting Tax Amounts, as reflected on the LLC's tax return, as it may be amended from time to time, or as a result of a concluded tax audit.

         (b) In addition to the certificates required by Section 5.5, the LLC shall furnish the Members with such information as they shall reasonably request from time to time respecting estimates of the LLC's taxable income or loss (and items thereof) for any fiscal year or portion thereof. If, in any year, any Member shall be required to make federal, state or local estimated income tax payments under applicable law and regulations, then, at least thirty (30) days prior to the date (the "Estimated Payment Date") upon which any such payments are due, the LLC shall deliver to each Member the certificates required by Section 5.5, indicating the amount (the "Estimated Payment") of the tax in respect of the respective Tax Amounts due on the Estimated Payment Date, and not later than fifteen (15) days prior to such Estimated Payment Date, the LLC shall pay to such Member an amount equal to such Estimated Payment. The amount of each Estimated Payment received by such

Member shall be treated as a non-interest bearing advance against the amounts distributable in respect of such Member's pro rata share of Tax Amounts to such Member for such year. If the aggregate amount of the Estimated Payments received by a Member for any year shall exceed the distribution to which such Member actually is entitled under paragraph (a) above, such Member shall forthwith repay such excess to the LLC on or before the date set forth in paragraph (a) above, unless such excess shall have been paid to taxing authorities in which event such excess shall be applied to reduce the amount otherwise distributable pursuant to this Section 6.2 in respect of the LLC's next succeeding fiscal year or years. Each Member shall seek, to the extent entitled thereto, and contribute to the LLC any refund of taxes paid by such Member out of amounts distributed pursuant to this Section 6.2 promptly after receipt of such refund.

    6.3 Other Distributions. After payments and distributions, if any, of the amounts set forth in Section 6.2 above, the LLC may distribute, in the discretion of the Members, cash or other property, valued at its Fair Market Value, to the Members pro rata.

    6.4  Withholding Payments Required by Law.

         (a) Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the LLC for or with respect to any Member on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the LLC to the Code, the Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Member for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation.
To the extent that the amount required to be remitted by the LLC under the Withholding Tax Act exceeds the amount then otherwise distributable to such Member, unless and to the extent that funds shall have been provided by such Member pursuant to the last sentence of this Section 6.4(a), the excess shall constitute a loan from the LLC to such Member (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the LLC makes the payment to the relevant taxing authority, at the rate announced from time to time by Citibank, N.A. (or any successor thereto) as its "prime rate", compounded monthly (but in no event higher than the highest interest rate permitted by applicable law). So long as any Tax Payment Loan to any Member or the interest thereon remains unpaid, the LLC shall make future distributions due to such Member under this Agreement by applying the amount of any such distributions first to the payment of any unpaid interest on such Tax Payment Loan and then to the repayment of the principal thereof, and no such future distributions shall be paid to such Member until all of such principal and interest has been paid in full. If the amount required to be remitted by the LLC under the Withholding Tax Act exceeds the amount then otherwise distributable to a Member, the LLC shall notify such Member at least five (5) Business Days in advance of the date upon which the LLC would be required to make a Tax Payment Loan under this Section 6.4(a) (the "Tax Payment Loan Date") and provide such Member the opportunity to pay to the LLC, on or before the Tax Payment Loan Date, all or a portion of such deficit.

         (b) The Members shall have the authority to take all actions necessary to enable the LLC to comply with the provisions of any Withholding Tax Act applicable to the LLC and to carry out the provisions of this Section
6.4. Nothing in this Section 6.4 shall create any obligation on the Members to advance funds to the LLC or to borrow funds from third parties in order to make any payments on account of any liability of the LLC under a Withholding Tax Act.

         (c) In the event that a Tax Payment Loan is not paid by a Member within thirty (30) days after written demand therefor is made by the Members, the Members may cause all distributions that would otherwise be made to such Member to be retained by the LLC, up to the amount necessary to repay such Tax Payment Loan, including all accrued and unpaid interest thereon, and such retained distributions shall be applied against, first, the accrued interest on and, second, the principal of, such Tax Payment Loan.

    6.5 Non-Recourse. Notwithstanding any other provisions of this Agreement, the obligations to make distributions contemplated hereby shall be limited to the assets of the LLC and shall be non-recourse with respect to the Members and any of their assets.

7.  BOOKS AND RECORDS.

    7.1 Complete Books. At all times during the continuance of the LLC, the LLC shall keep or cause to be kept full and complete books of account in which shall be entered fully and accurately each transaction of the LLC, including the Capital Accounts of the Members.

    7.2 Method of Recordkeeping. All of the LLC's books of account shall at all times be maintained at the principal office of the LLC and shall be open to the inspection and examination of the Members or their representatives during reasonable hours. All books and records of the LLC shall be kept on an accrual basis of accounting with an annual accounting period ending December 31, except for the final accounting period which shall end on the date of the final dissolution or termination of the LLC. All references in this Agreement to a "fiscal year" are to such an annual accounting period.

    7.3 Tax Information. The LLC shall be treated as a partnership for federal and state income tax and franchise tax purposes; accordingly, the LLC shall cause to be prepared and filed on or before the due date annually a United States Partnership Return of Income and any necessary state income and franchise tax returns on a partnership basis. Such returns shall be submitted to the Members for review no later than the tenth Business Day prior to the date on which such return is due, as such date may be extended as the result of any extension obtained.
 Each Member shall notify the other Members upon receipt of any notice of any tax examination by any federal, state or local authority pertaining to the LLC or the other Members. No settlement of any tax issue concerning or having an effect upon the LLC shall be made by any Member except upon the approval of the tax matters partner, designated pursuant to Section 10.14.

8.  WITHDRAWAL OF MEMBERS; TRANSFER OF LLC INTERESTS

    8.1  Death, Incompetency, Bankruptcy, Dissolution or Withdrawal of a
Member.

         (a) Upon the death, legal incompetency, or bankruptcy of an individual Member (including a substituted Member), such Member's legally authorized personal representative shall have all of the rights of a Member solely for the purpose of settling or managing its estate, and shall have such power as the decedent, incompetent, bankrupt or insolvent Member possessed to make an assignment of interest in the LLC in accordance with the terms hereof. No such representative shall be admitted as a Member in the LLC except in compliance with the provisions of this Article 8.

         (b) Upon the bankruptcy, dissolution or other cessation to exist as a legal entity of any Member which is not an individual, the authorized representative of such entity (and, in the case of a terminated trust, the actual remaindermen) shall have all the rights of a Member for the purpose of effecting an orderly winding up and disposition of the business of such entity and such power as such entity possessed to make an assignment of its interest in the LLC in accordance with the terms thereof. No such representative shall be admitted as a Member in the LLC except in compliance with the provisions of this Article 8.

    8.2 Restriction on Transfer. No Member may assign or otherwise transfer all or any part of its LLC Interest or grant or create any participation in such Member's right to receive Distributions or returns of capital. Any transaction by a Member in violation of the provisions of this Section 8.2 shall, as between such Member on one hand and the LLC and the other Members on the other hand, be null and void and shall cause the termination of the LLC.

    8.3 Effective Date of Transfers. For financial and tax reporting purposes, every voluntary sale, assignment or other transfer (as distinguished from the original issuance) of any LLC Interest or portion thereof shall be deemed to have occurred as of the close of business on the day of the month in which such event shall have in fact occurred, and every involuntary sale, assignment or permitted transfer (whether by gift, bequest, inheritance, operation of law or any other method) of any interest of a Member in the LLC shall be deemed to have occurred, and shall have no prior effect, as of the close of business on the day of the calendar month in which the LLC shall have received evidence of such transfer.

    8.4 Conditions Applicable to Transfers. Notwithstanding anything to the contrary contained in this Agreement:

         (a) Any sale, assignment or transfer, whether direct or indirect, of any LLC Interest shall be made in full compliance with (i) all applicable statutes, law, ordinances, rules and regulations of all Federal, state and local governmental bodies, agencies and subdivisions having jurisdiction thereover.

         (b) No change in ownership of the LLC Interest of any Member shall be binding upon the LLC or any other Member unless and until (i) true copies of instruments of transfer executed and delivered pursuant to or in connection with such transfer shall have been delivered to the Members; (ii) the transferee shall have delivered to the Members an executed and acknowledged assumption agreement pursuant to which the transferee assumes all of the obligations of the transferor hereunder, and agrees to be bound by all of the provisions of this Agreement (including, without limitation, if pursuant to the provisions of this Agreement, the transferee is to become, as a result of such transfer, a Member of the LLC, an acknowledgment thereof);
(iii) the Members shall have consented thereto; and (iv) the transferee shall have executed, acknowledged and delivered any instruments required under the Act to effect such transfer.

    8.5 Transferees by Operation of Law. If, notwithstanding the provisions of this Article 8, any Person acquires all or any part of the LLC Interest of a Member in violation of this Article 8 by operation of law or judicial proceeding, the holder(s) of said LLC Interest shall be entitled to receive only the share of income, gain, deductions, credits, and losses and the return of contributions to which said Member would otherwise be entitled, and said Person shall have no right to participate in the management of the LLC and vote on matters coming before the LLC.

    8.6 Admission of Additional Members. Except as hereinabove provided, no additional Members may be admitted to the LLC without the prior unanimous consent of all the Members.

9.  DISSOLUTION, LIQUIDATION AND TERMINATION

    9.1  Dissolution.

         (a) Except as herein otherwise expressly provided, the LLC shall be dissolved upon the occurrence of any of the following events:

              (i) The sale or other disposition by the LLC of all or substantially all of its assets;

              (ii) The agreement of the Members;

              (iii) The elapse of 30 years from the date of this Agreement;

              (iv) The withdrawal, bankruptcy, death or dissolution of any Member; or

              (v) Any other event which, under the Act, would cause the dissolution of a limited liability company.

         (b) Dissolution shall be effective on the date of the event giving rise to the dissolution, but the LLC shall not terminate until the assets thereof have been distributed in accordance with the provisions hereinafter set forth.

    9.2  Liquidation Trustee.

         (a) Upon dissolution of the LLC, the liquidating trustee (who shall be selected by the Members) shall proceed diligently to wind up the affairs of the LLC and distribute its assets in the following order of priority:

              (i) To the payment of the debts and liabilities of the LLC (other than those to Members) and the expenses of liquidation;

              (ii) To the setting up of such reserves as the liquidating trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC arising out of or in connection with the LLC; provided that any such reserve shall be paid over by the liquidating trustee to a Person (if an individual, not a Member or one in the employ of any Member), as escrowee, to be held by such Person (or designated successor) for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies and, at the expiration of such period as the liquidating trustee shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided;

              (iii) To the repayment of any advances that may have been made by any of the Members to the LLC, but if the amount available for such repayment shall be insufficient, then pro rata in accordance with the amounts of such advances; and

              (iv) To the Members in accordance with their LLC Percentage Interests.

         (b) Pending such distribution, the liquidating trustee shall continue to exploit the rights and properties of the LLC consistent with the liquidation thereof, exercising in connection therewith all the power and authority of the Members as herein set forth.

    9.3 Accounting on Dissolution. Upon dissolution of the LLC, the liquidating trustee shall cause the LLC's accountant to make a full and proper accounting of the assets, liabilities, and operation of the LLC, as of and through the last day of the month in which the dissolution occurs.

    9.4 Distribution in Kind. No Member shall have the right to demand and receive property other than cash. The liquidating trustee shall, in any event, have the power to sell the LLC's assets for cash in order to provide for payment of liabilities and establish a reserve as aforesaid or otherwise. All saleable assets of the LLC may be sold in connection with any liquidation at public or private sale at such price and upon such terms as the liquidating trustee, in its sole discretion, may deem advisable. Any Member and any Person in which any Member is in any way interested may purchase assets at such sale. Distributions of LLC assets may be made in cash or in kind, in the sole and absolute discretion of the liquidating trustee.

10. GENERAL

    10.1 Casino Control Commission Regulation. Notwithstanding anything to the contrary contained in this Agreement:

         (a) This Agreement will be deemed to include all provisions required by the New Jersey Casino Control Act and the regulations thereunder and to the extent that anything contained in this Agreement is inconsistent with the Casino Control Act, the provisions of the Casino Control Act shall govern. All provisions of the Casino Control Act, to the extent required by law, to be included in this Agreement, or incorporated herein by references if fully restated in this Agreement.

         (b) If the continued holding of an LLC Interest by any Member will disqualify the LLC to continue as the owner and operator of a casino license in the State of New Jersey under the provisions of the Casino Control Act, such Member shall enter into such escrow, trust or similar arrangement as may be required by the

Commission under the circumstances. It is the intent of this Section 10.1 to set forth procedures to permit the LLC to continue, on an uninterrupted basis, as the owner and operator of a casino license under the provisions of the Casino Control Act.

         (c)(i) All transfers (as defined by the Casino Control Act) of securities (as defined by the Casino Control Act), shares or other interest in the LLC shall be subject to the right of prior approval by the Commission; and
(ii) the LLC shall have the absolute right to repurchase at the market price or purchase price, whichever is the lesser, any security, share or other interest in the LLC in the event that the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.

         (d) Each Member hereby agrees to cooperate reasonably and promptly with the others in obtaining any and all licenses, permits or approvals required by any governmental authority or deemed expedient by the Members in connection with the Casino Control Act.

         (e) Each Member shall have the right to offer to acquire any LLC Interest required to be disposed of pursuant to this Section 10.1 on the same basis as other potential purchasers, subject to the Casino Control Act.

    10.2 Certificate of Interest. Notwithstanding anything to the contrary contained in this Agreement:

         (a) The Interest of each Member in the LLC shall be evidenced by a Certificate of Interest (each, a "Certificate of Interest") in the form attached hereto as Exhibit B. The Certificate of Interest in the LLC, together with a certificate transfer ledger (the "Certificate Transfer Ledger"), shall be maintained at the principal office of the LLC. Each such Certificate of Interest shall be serially numbered and shall be issued by, or at the written direction of, each of the Members to the lawful holder of an interest in the LLC, upon payment by the issuee of the full amount of the capital contributions then due with respect its interest in the LLC represented by such Certificate of Interest. All Certificates of Interest shall be executed in the name of the LLC by each of the Members or their designee(s). Each Certificate of Interest shall state on its face the name of the registered holder thereof and the then interest in the LLC held by the same and shall bear, on both sides thereof, a statement of the restrictions imposed by Section 105 of the Casino Control Act.

         (b) Certificates of Interest in the LLC may be transferred by the lawful holders thereof only in connection with the pledge or transfer of all or part of the interest of such holder in the LLC, and only in accordance with the provisions of this Agreement. All such transfers shall be effected by duly executed and acknowledged instruments of assignment, each of which shall be duly recorded on the Certificate of Transfer Ledger. No effect shall be given to any purported assignment of a Certificate of Interest, or transfer of the Interest in the LLC evidenced thereby, unless such assignment and transfer shall be in compliance with the terms and provisions of this Agreement, and any attempted assignment or transfer in contravention hereof shall ineffectual.

         (c) In the event that a Certificate of Interest shall be lost, stolen, destroyed or mutilated, the LLC may cause a replacement Certificate of Interest to be issued upon such terms and conditions as shall be fixed by the Members, including, without limitation, provision for indemnity in the posting of a bond or other adequate security as security therefore. No replacement Certificate of Interest shall be issued to any Person unless such Person has surrendered the Certificate of Interest to be replaced, or has complied with the terms of this
Section 10.2.

         (d) The Certificate Transfer Ledger containing the names and addresses of all Members and the Interest of each Member at the LLC shall be opened to the inspection of the Members of the principal office of the LLC during usual business hours upon request of any Member. Such Ledger shall, in addition, be available for inspection by the Commission or the Division of Gaming Enforcement of the State of New Jersey and each of their respective authorized agents at all reasonable times without notice.

    10.3 Notices. Any notice or consent required or provided for by any provision of this Agreement shall be in writing and shall be deemed to have been duly and properly given or served for any purpose only if delivered personally with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage and charges prepaid and addressed to such address of the Members set forth in Exhibit A to this Agreement.

    A Member may change its address for the purpose of this Section 10.3 by notice to the LLC at its principal office in the manner herein provided for. Any such notice, consent or other communication shall be deemed to have been given the day it was (a) received by the LLC or (b) personally delivered with receipt acknowledged.

    10.4 Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish such further certificates, instruments, agreements and other documents, and to take all such further action as may be required by law or deemed by the Members to be necessary or useful in furtherance of the LLC's purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

    10.5 Prohibition Against Partition. Each Member hereby permanently waives and relinquishes any and all rights it may have to cause all or any part of the property of the LLC to be partitioned, it being the intention of the Members to prohibit any Member from bringing a suit for partition against the other Members, or any of them.

    10.6 Waiver. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by any other Member of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Member of the same or any other obligation of such Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder.

    10.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

    10.8 Additional Remedies. The rights and remedies of any Member hereunder shall not be mutually exclusive. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it limit or affect, any other rights in equity or any rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention of this
Section 10.8 to make clear the agreement of the parties hereto that their respective rights and obligations hereunder shall be enforceable in equity as well as at law or otherwise.

    10.9 Choice of Law. This Agreement and all matters relating to the LLC shall be governed and construed in accordance with the law of the State of New Jersey.

    10.10 Entire Agreement. This instrument incorporates the entire agreement among the parties hereto, regardless of anything to the contrary contained in the Certificate or other instrument, memorandum or notice purporting to summarize the terms hereof, whether or not the same shall be recorded or published.

    10.11 Amendments. This Agreement may not be modified or amended except as otherwise provided herein and with the consent of all of the Members.

    10.12 Gender and Number. Unless the context otherwise requires, when used herein, the singular includes the plural and vice versa, and the masculine includes the feminine and neuter and vice versa.

    10.13 Headings. The descriptive headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

    10.14 Tax Matters Partner. Trump Casino Services, L.L.C. shall be the "Tax Matters Partner" under the Code and all applicable tax laws and shall, in its sole discretion, make or revoke all tax elections, resolve allocations issues and handle all tax audits, controversies and proceedings. Trump Casino Services, L.L.C. and Trump Atlantic City Corporation agree that Trump Casino Services, L.L.C., acting through the LLC, shall have the authority to handle and resolve all tax controversies involving Trump Casino Services, L.L.C., Trump Atlantic City Corporation and/or the LLC in such manner as Trump Casino Services, L.L.C. in its sole discretion determines, provided that the LLC shall bear all accounting and legal expenses incurred in connection therewith.

    10.15 Indemnification. The LLC shall indemnify and hold harmless each Member, its Affiliates, and all officers, directors, employees and agents (individually, an "Agent") of such Member, and its affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, brought or threatened in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the LLC or their status as an Agent including without limitation liabilities under the Federal and state securities laws, regardless of whether the Indemnitee continues to be a Member, an Affiliate of a Member, or an Agent of a Member or of an Affiliate of a Member at the time any such liability or expense is paid or incurred, so long as such indemnified person acted in good faith on behalf of the LLC, Trump Casino Services, L.L.C. or Trump Atlantic City Corporation and in a manner reasonably believed by such person to be in or not opposed to the best interests of the LLC, Trump Casino Services, L.L.C. or Trump Atlantic City Corporation but only if such course of conduct does not constitute gross negligence or willful misconduct; provided that such indemnification or agreement to hold harmless shall be recoverable only out of assets of the LLC and not from the Members and; provided, further that no indemnification shall be made to or on behalf of an Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that his or its acts or omissions (i) in the case of an Indemnitee who is or was a director of Trump Atlantic City Corporation or of a member of Trump

Casino Services, L.L.C., were in breach of his duty of loyalty to Trump Atlantic City Corporation or the member of Trump Casino Services, L.L.C., as the case may be, or were not in good faith or involved a knowing violation of law, or resulted in receipt by the Indemnitee of an improper personal benefit or (ii) in the case of all other Indemnitees, constituted gross negligence or willful misconduct. Termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not itself create a presumption that such Indemnitee did not meet the applicable standard of conduct for indemnification. Indemnity shall be paid in advance of the final disposition of the proceeding to an Indemnitee provided that the Indemnitee undertakes to repay the LLC if it shall ultimately be determined that he or it is not entitled to indemnification as provided by this Section 10.15. The indemnification provided by this Section 10.15 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise, both as to action in the Indemnitee's capacity as a Member, an Affiliate of a Member, or as an officer, director, employee or agent of a Partner or Affiliate of a Partner and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. No Indemnitee shall be denied indemnification in whole or in part under this Section 10.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if such interest was fully disclosed and the transaction was approved by the Members.

         Any indemnification or advance under this Section 10.15 to an Indemnitee shall be made promptly and in any event within thirty (30) days upon the written request of the individual seeking indemnification. The right to indemnification or advances as granted under this Section 10.15 shall be enforceable by any such individual seeking indemnification in any court of competent jurisdiction, if the LLC denies such request, in whole or in part, or if no disposition thereof is made within thirty (30) days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the LLC. It shall be a defense to any such action that there has been a judgment or other final adjudication adverse to the claimant which established that his acts or omissions did not meet the standard of conduct required by the first paragraph of this Section 10.15, but the burden of proving such defense shall be on the LLC. Neither the failure of the LLC to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, nor the fact that there has been an actual determination by the LLC that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         The LLC shall have the power to purchase and maintain insurance, and to furnish similar protection (including but not limited to providing a trust fund, letter of credit, self-insurance or indemnification contract), on behalf of any individual to whom indemnification or advances may be paid hereunder, against any expenses, fees or liabilities for which indemnification or advances may be paid hereunder.

              (i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns, including any pledgee upon the foreclosure of any pledge of a Member's Partnership Interest in the LLC.

    10.16 Execution. This Agreement may be executed in any number of counterparts, and each such counterpart will, for all purposes, be deemed an original instrument, but all such counterparts together will constitute but one and the same Agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement of Trump Communications, L.L.C. as of the day and year first above written.

                             MEMBERS:

                             TRUMP CASINO SERVICES, L.L.C.

                             By:  Trump Atlantic City Associates,
                                   member

                                  By: Trump Hotels & Casino Resorts
                                       Holdings, L.P., general partner

                                  By: Trump Hotels & Casino Resorts,
                                       Inc., general partner



                                  By:  /s/ Nicholas L. Ribis
                                     ----------------------------
                                       Nicholas L. Ribis
                                       President


                             TRUMP ATLANTIC CITY CORPORATION


                             By:  /s/ Nicholas L. Ribis
                                  ----------------------------
                                  Nicholas L. Ribis
                                  Vice President

                  EXHIBIT A TO TRUMP COMMUNICATIONS, L.L.C.

                             OPERATING AGREEMENT






Name, Address and                      Initial Cash Capital
Taxpayer I.D. Number                   Contributions
--------------------                   -------------------------------

Trump Casino Services, L.L.C.  .............................. $990.00

99% L.L.C. Percentage Interest


Trump Atlantic City Corporation  ............................ $ 10.00

1% L.L.C. Percentage Interest

                                  EXHIBIT B

    THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND ALL OF THE PROVISIONS OF THE OPERATING AGREEMENT OF TRUMP COMMUNICATIONS, L.L.C., DATED AS OF JANUARY 31, 1997, AND ANY AMENDMENTS THERETO. THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

    THIS SECURITY IS SUBJECT TO THE RESTRICTIONS IMPOSED BY
    N.J.S.A. 5:12-105 AND THE NEW JERSEY CASINO CONTROL ACT,
    N.J.S.A. 5:12-1 ET SEQ.


No. ______                                                       ___% Interest

                         Trump Communications, L.L.C.
                         A Limited Liability Company
                  under the laws of the State of New Jersey

                           CERTIFICATE OF INTEREST

         This certifies that ______________ is the sole owner of a _____________ (___%) percent membership interest in Trump
Communications, L.L.C. (the "LLC"), transferable only as set forth and provided for in the Operating Agreement of the LLC dated as of January 31, 1997.

         IN WITNESS WHEREOF, each Member of the LLC has caused this Certificate to be signed this ____ day of ___________, 1997.

                             TRUMP CASINO SERVICES, L.L.C.

                             By:  Trump Atlantic City Associates,
                                  member

                             By:  TRUMP HOTELS & CASINO RESORTS
                                    HOLDINGS, L.P., general partner

                                  By: Trump Hotels & Casino
                                        Resorts, Inc., general partner



                                  By:____________________________


                             TRUMP ATLANTIC CITY CORPORATION



                             By:____________________________

    THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND ALL OF THE PROVISIONS OF THE OPERATING AGREEMENT OF TRUMP COMMUNICATIONS, L.L.C., DATED AS OF JANUARY 31, 1997, AND ANY AMENDMENTS THERETO. THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

    THIS SECURITY IS SUBJECT TO THE RESTRICTIONS IMPOSED BY
    N.J.S.A. 5:12-105 AND THE NEW JERSEY CASINO CONTROL ACT,
    N.J.S.A. 5:12-1 ET SEQ.

No. 1                                                             99% Interest

                         Trump Communications, L.L.C.
                         A Limited Liability Company
                  under the laws of the State of New Jersey

                           CERTIFICATE OF INTEREST

         This certifies that Trump Casino Services, L.L.C. is the sole owner of a ninety-nine (99%) percent membership interest in Trump Communications, L.L.C. (the "LLC"), transferable only as set forth and provided for in the Operating Agreement of the LLC dated as of January 31, 1997.

         IN WITNESS WHEREOF, each Member of the LLC has caused this Certificate to be signed this ____ day of __________, 1997.


                             TRUMP CASINO SERVICES, L.L.C.

                             By:  Trump Atlantic City Associates,
                                  member

                             By:  TRUMP HOTELS & CASINO RESORTS
                                    HOLDINGS, L.P., general partner

                                  By: Trump Hotels & Casino
                                        Resorts, Inc., general partner



                                  By:____________________________
                                       Nicholas L. Ribis
                                       President


                             TRUMP ATLANTIC CITY CORPORATION



                             By:____________________________
                                  Nicholas L. Ribis
                                  Vice President

    THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND ALL OF THE PROVISIONS OF THE OPERATING AGREEMENT OF TRUMP COMMUNICATIONS, L.L.C., DATED AS OF JANUARY 31, 1997, AND ANY AMENDMENTS THERETO. THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS SO REGISTERED OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

    THIS SECURITY IS SUBJECT TO THE RESTRICTIONS IMPOSED BY
    N.J.S.A. 5:12-105 AND THE NEW JERSEY CASINO CONTROL ACT,
    N.J.S.A. 5:12-1 ET SEQ.

No. 2                                                              1% Interest

                         Trump Communications, L.L.C.
                         A Limited Liability Company
                  under the laws of the State of New Jersey

                           CERTIFICATE OF INTEREST

         This certifies that Trump Atlantic City Corporation is the sole owner of a one (1%) percent membership interest in Trump
Communications, L.L.C. (the "LLC"), transferable only as set forth and provided for in the Operating Agreement of the LLC dated as of January 31, 1997.

         IN WITNESS WHEREOF, each Member of the LLC has caused this Certificate to be signed this ____ day of __________, 1997.


                             TRUMP CASINO SERVICES, L.L.C.

                             By:  Trump Atlantic City Associates,
                                  member

                             By:  TRUMP HOTELS & CASINO RESORTS
                                    HOLDINGS, L.P., general partner

                                  By: Trump Hotels & Casino
                                        Resorts, Inc., general partner



                                  By:____________________________
                                       Nicholas L. Ribis
                                       President


                             TRUMP ATLANTIC CITY CORPORATION



                             By:____________________________
                                  Nicholas L. Ribis
                                  Vice President